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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 5, 1996 relating to the financial statements of Arbuckle Foods Inc. which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                          /s/ THORNE LITTLE, Chartered
                                          Accountants

Abbotsford, B.C., Canada
August 12, 1996